NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.
INCORPORATED UNDER THE LAWS OF THE STATE OF
Delaware

NUMBER 0103

SHARES ***1,800,000***

Majic Wheels Corp.

AUTHORIZED COMMON STOCK: 150,000,000 SHARES
PAR VALUE: $0.0001

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THE TRANSFER QUALIFIES FOR AN EXEMPTION FROM OR EXEMPTION TO THE REGISTRATION PROVISIONS THEREOF.

This Certifies that ***BENJAMIN RESHEFF***

Is The Record Holder Of ***ONE MILLION EIGHT HUNDRED THOUSAND***

Shares of *Majic Wheels Corp.* Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: OCTOBER 5, 2007

B. Resheff
SECRETARY

CORPORATE * CORPORATE * CORPORATE Seal Delaware

PRESIDENT

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

Countersigned & Registered

Nevada Agency and Trust Company
50 West Liberty Street • Suite 880 • Reno Nevada 89501

Authorized Signature